Exhibit 99.1

TransDigm Group Reports Fiscal 2020 Third Quarter Results

Cleveland, Ohio, August 4, 2020/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 27, 2020, which were significantly impacted by the COVID-19 pandemic.
Third quarter highlights include:
•Net sales of $1,022 million, down 32.8% from $1,521 million in the prior year's quarter;
•Loss from continuing operations of $(5) million;
•Loss per share from continuing operations of $(0.09);
•EBITDA As Defined of $424 million, representing a margin of 41.5%;
•EBITDA As Defined of $424 million is down 35.7% from $659 million in the prior year's quarter;
•Adjusted earnings per share of $1.54, down 66.9% from $4.65; and
•Strong operating cash flow generation of $397 million.

Fiscal 2020 financial guidance remains suspended due to COVID-19 pandemic.

Quarter-to-Date Results
Net sales for the quarter declined 32.8%, or $499 million, to $1,022 million from $1,521 million in the comparable quarter a year ago. In the current quarter, all sales represent organic sales.
Loss from continuing operations for the quarter was $(5) million, a decrease of 103.9% to compared to income from continuing operations of $128 million in the comparable quarter a year ago. The decrease in income from continuing operations primarily reflects the decline in net sales described above, along with COVID-19 restructuring costs, higher interest expense and a higher tax rate due to discrete one-time tax charges being taken during the quarter. This decline in income from continuing operations was offset partially by lower acquisition-related expenses.
Adjusted net income for the quarter decreased 66.4% to $88 million, or $1.54 per share, from $262 million, or $4.65 per share, in the comparable quarter a year ago.
EBITDA for the quarter decreased 24.8% to $366 million from $487 million for the comparable quarter a year ago. EBITDA As Defined for the period decreased 35.7% to $424 million compared with $659 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 41.5%.

“Throughout our third fiscal quarter much of the global fleet was grounded and there was a substantial reduction in both passenger demand and air traffic due to the COVID-19 pandemic and the ensuing widespread lockdowns. Despite these headwinds, I am pleased that we were able to achieve an EBITDA As Defined margin of 41.5% as a result of swift and purposeful management of our cost structure," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "These circumstances required actions that were necessary, but difficult to implement. We are better positioned as a Company to endure and emerge strongly from the ongoing weakness in our primary commercial end markets. In the past few months, initial signs of a recovery in commercial aerospace have emerged with commercial airlines bringing more of the fleet back into service. We will remain focused and diligent in our management of the details as much uncertainty remains about the duration of the pandemic and pace of recovery."
The effective tax rate in the current quarter was negatively impacted due to the unfavorable economic impact of the COVID-19 pandemic on the Company's net interest deduction limitation and a discrete cumulative adjustment associated with excess tax benefits from share based payments. The current effective tax rate was 113.5% compared to 30.0% for the comparable period of fiscal 2019. For the full 2020 fiscal year, the Company expects the effective tax rate to be 17% to 19%.
During the quarter, on April 8, 2020, TransDigm successfully completed a private offering of $1.1 billion of 8.00% Senior Secured Notes due 2025. Additionally, on April 17, 2020, TransDigm successfully completed a private offering of an additional $400 million of 6.25% Senior Secured Notes due 2026 at a price equal to 101% of the par value, or an effective interest rate of approximately 6.05%.
Year-to-Date Results
Net sales for the thirty-nine week period ended June 27, 2020 rose 6.7%, or $248 million, to $3,930 million from $3,682 million in the comparable period a year ago. Organic sales declined 9.6%. Acquisition sales growth over the comparable period a year ago was $603 million, all of which are attributable to Esterline.
Income from continuing operations for the thirty-nine week period ended June 27, 2020 increased 5.3% to $552 million compared to $524 million in the comparable period a year ago. The effective tax rate for the thirty-nine week period was positively impacted by a one-time provisional benefit from dividend and dividend equivalent payments made in the period, as well as the enactment of the CARES Act which included favorable modifications to the interest deduction limitation. The effective tax rate in the current thirty-nine week period was 16.9% compared to 24.9% for the comparable period of fiscal 2019. The balance of the increase in net income from continuing operations primarily reflects the increase in net sales described above and lower acquisition-related expenses. This growth in income from continuing operations was offset partially by higher interest expense and one-time refinancing costs, higher operating costs and amortization expense attributable to Esterline and COVID-19 restructuring costs.
GAAP earnings per share were reduced in fiscal 2020 and 2019 by $3.22 per share and $0.43 per share, respectively, as a result of dividend and dividend equivalent payments made during each year.
Adjusted net income for the thirty-nine week period ended June 27, 2020 decreased 6.6% to $664 million, or $11.57 per share, from $711 million, or $12.64 per share, in the comparable period a year ago.
EBITDA for the thirty-nine week period ended June 27, 2020 increased 13.1% to $1,637 million from $1,448 million for the comparable period a year ago. EBITDA As Defined for the period increased 4.0% to $1,780 million compared with $1,712 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the current period was 45.3%.

Please see the attached tables for a reconciliation of (loss) income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2020 Outlook
Given the considerable uncertainty around the extent and duration of business disruptions related to the COVID-19 pandemic, and how that will impact operations, the Company suspended its previously provided fiscal year 2020 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on August 4, 2020, beginning at 11:00 a.m., Eastern Time. To join the call, dial (833) 397-0943 and enter the passcode 2588806. International callers should dial (720) 405-3217 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 2588806. International callers should dial (404) 537-3406 and use the same passcode.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2020 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including TransDigm Group's acquisition of Esterline; TranDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 1
JUNE 27, 2020 AND JUNE 29, 2019
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
NET SALES	$1,022	$1,521	$3,930	$3,682
COST OF SALES	531	808	1,819	1,755
GROSS PROFIT	491	713	2,111	1,927
SELLING AND ADMINISTRATIVE EXPENSES	163	252	544	535
AMORTIZATION OF INTANGIBLE ASSETS	42	38	128	80
INCOME FROM OPERATIONS	286	423	1,439	1,312
INTEREST EXPENSE - NET	262	241	762	614
REFINANCING COSTS	1	—	27	3
OTHER INCOME	(11)	(1)	(14)	(1)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	34	183	664	696
INCOME TAX PROVISION	39	55	112	172
(LOSS) INCOME FROM CONTINUING OPERATIONS	(5)	128	552	524
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(1)	17	66	19
NET (LOSS) INCOME	(6)	145	618	543
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	(1)	—
NET (LOSS) INCOME ATTRIBUTABLE TO TD GROUP	$(6)	$145	$617	$543
NET (LOSS) INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$(6)	$145	$432	$519
(Loss) Earnings per share attributable to TD Group common stockholders:
(Loss) Earnings per share from continuing operations - basic and diluted	$(0.09)	$2.27	$6.38	$8.87
(Loss) Earnings per share from discontinued operations - basic and diluted	(0.01)	0.30	1.15	0.35
(Loss) Earnings per share	$(0.10)	$2.57	$7.53	$9.22
Cash dividends declared per common share	$—	$—	$32.50	$—
Weighted-average shares outstanding:
Basic and diluted	57.3	56.3	57.4	56.3

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO (LOSS) INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 2
JUNE 27, 2020 AND JUNE 29, 2019
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
(Loss) Income from continuing operations	$(5)	$128	$552	$524
Adjustments:
Depreciation and amortization expense	70	63	211	138
Interest expense, net	262	241	762	614
Income tax provision	39	55	112	172
EBITDA	366	487	1,637	1,448
Adjustments:
Acquisition-related expenses and adjustments (1)	3	135	19	185
Non-cash stock compensation expense (2)	21	32	59	70
Refinancing costs (3)	1	—	27	3
COVID-19 & 737 MAX restructuring costs (4)	30	—	30	—
Other, net (5)	3	5	8	6
Gross Adjustments to EBITDA	58	172	143	264
EBITDA As Defined	$424	$659	$1,780	$1,712
EBITDA As Defined, Margin (6)	41.5%	43.3%	45.3%	46.5%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic ($24 million) and the 737 MAX production rate changes ($3 million). These were costs related to the Company's actions to reduce its workforce to align with customer demand. This also includes $3 million of incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.).

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED (LOSS) EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 3
JUNE 27, 2020 AND JUNE 29, 2019
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Reported (Loss) Earnings Per Share
(Loss) Income from continuing operations	$(5)	$128	$552	$524
Less: Net income attributable to noncontrolling interests	—	—	(1)	—
Net (loss) income from continuing operations attributable to TD Group	(5)	128	551	524
Less: Special dividends declared or paid on participating securities, including dividend equivalent payments	—	—	(185)	(24)
	(5)	128	366	500
(Loss) Income from discontinued operations, net of tax	(1)	17	66	19
Net (loss) income applicable to TD Group common stockholders - basic and diluted	$(6)	$145	$432	$519
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	54.1	53.2	53.9	53.0
Vested options deemed participating securities	3.2	3.1	3.5	3.3
Total shares for basic and diluted (loss) earnings per share	57.3	56.3	57.4	56.3
(Loss) Earnings per share from continuing operations - basic and diluted	$(0.09)	$2.27	$6.38	$8.87
(Loss) Earnings per share from discontinued operations - basic and diluted	(0.01)	0.30	1.15	0.35
(Loss) Earnings per share	$(0.10)	$2.57	$7.53	$9.22
Adjusted Earnings Per Share
Net (loss) income from continuing operations attributable to TD Group	$(5)	$128	$551	$524
Gross adjustments to EBITDA	58	172	143	264
Purchase accounting backlog amortization	14	14	42	19
Tax adjustment (1)	21	(52)	(72)	(96)
Adjusted net income	$88	$262	$664	$711
Adjusted diluted earnings per share under the two-class method	$1.54	$4.65	$11.57	$12.64
Diluted (Loss) Earnings Per Share to Adjusted Earnings Per Share
Diluted (loss) earnings per share from continuing operations	$(0.09)	$2.27	$6.38	$8.87
Adjustments to diluted (loss) earnings per share:
Inclusion of the dividend equivalent payments	—	—	3.22	0.43
Acquisition-related expenses	0.24	1.88	0.82	2.64
Non-cash stock compensation expense	0.31	0.40	0.80	0.91
Refinancing costs	0.01	—	0.37	0.04
Change in income tax provision due to excess tax benefits on stock compensation	0.58	0.04	(0.56)	(0.32)
COVID-19 & 737 MAX restructuring costs	0.43	—	0.42	—
Other, net	0.06	0.06	0.12	0.07
Adjusted earnings per share	$1.54	$4.65	$11.57	$12.64

(1) For the thirteen and thirty-nine week periods ended June 27, 2020 and June 29, 2019, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JUNE 27, 2020 AND JUNE 29, 2019
(Amounts in millions)
(Unaudited)
	Thirty-Nine Week Periods Ended
	June 27, 2020	June 29, 2019
Net cash provided by operating activities	$991	$768

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(134)	(8)
Interest expense, net (1)	737	594
Income tax provision - current	129	167
Non-cash stock compensation expense (2)	(59)	(70)
Refinancing costs (3)	(27)	(3)
EBITDA	1,637	1,448
Adjustments:
Acquisition-related expenses (4)	19	185
Non-cash stock compensation expense (2)	59	70
Refinancing costs (3)	27	3
COVID-19 & 737 MAX restructuring costs (5)	30	—
Other, net (6)	8	6
EBITDA As Defined	$1,780	$1,712

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(5) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic ($24 million) and the 737 MAX production rate changes ($3 million). These were costs related to the Company's actions to reduce its workforce to align with customer demand. This also includes $3 million of incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment, etc.).

(6) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	June 27, 2020	September 30, 2019
Cash and cash equivalents	$4,549	$1,467
Trade accounts receivable - net	726	1,068
Inventories - net	1,344	1,233
Current portion of long-term debt	279	80
Short-term borrowings-trade receivable securitization facility	350	350
Accounts payable	231	276
Accrued current liabilities	791	675
Long-term debt	19,410	16,469
Total TD Group stockholders' deficit	(4,183)	(2,894)